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                                  EXHIBIT 99.1  PRESS RELEASE DATED JULY 9, 2002

                                 [ENTERPRISE FINANCIAL SERVICES CORP LETTERHEAD]

                                  PRESS RELEASE
                                  -------------

FOR IMMEDIATE RELEASE
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                                           For more information, please contact:
                                                        Jim Wagner, 314-512-7111


                                  PRESS RELEASE
                                  -------------

     ST. LOUIS (July 9, 2002) - Enterprise Financial Services Corp (OTCBB:EFSC) announced today that Kevin C. Eichner, vice chairman of its board of directors, will assume the post of president and chief executive officer, effective immediately. Eichner succeeds Fred H. Eller, who will continue to serve on the Enterprise Financial board and develop business opportunities for the company in the Denver market.

     The move is part of a planned transition involving Eichner and Eller, co-founders of the former Enterbank Holdings, Inc., in 1988. Shareholders earlier this year approved a name change to better reflect the emerging family of businesses at Enterprise.

     Eichner, formerly chief executive of St. Louis-based GenAmerica Financial Corp. and Collaborative Strategies, Inc., has served as vice chairman of the Enterprise board since 1988 and will continue in that position.

     Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, Mo. and southeastern Kansas, with a primary focus on serving the needs of privately held businesses and their owners.

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Readers should note that in addition to the historical information contained herein, this press release contains forward looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those discussed in the Company's Annual Report on Form 10-K.

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Readers should note that in addition to the historical information contained herein, this press release contains forward looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those discussed in the Company's Annual Report on Form 10-K.